Exhibit 99.1

Ryerson Holding Corporation Announces Closing of Secondary Offering of Common Stock by a Significant Shareholder

CHICAGO – August 8, 2023 – Ryerson Holding Corporation (NYSE: RYI) (the “Company” or “Ryerson”) announced today the closing of an underwritten secondary public offering of 4,000,000 shares of its common stock by an affiliate of Platinum Equity LLC (the “Selling Stockholder”). Ryerson did not offer any shares of its common stock in the offering and did not receive any of the proceeds from the sale of the shares offered by the Selling Stockholder.

The secondary offering was made pursuant to an effective shelf registration statement on Form S-3 (including a prospectus) which was filed by Ryerson with the Securities and Exchange Commission (“SEC”). You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the Offering may also be obtained by contacting: J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone: 1-866-803-9204, or by emailing: prospectus-eg_fi@jpmchase.com.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,300 employees in approximately 100 locations.

Safe Harbor Provision

Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; the impact of geopolitical events, including Russia’s invasion of Ukraine and global trade sanctions; fluctuating metal prices; our indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; the ownership of a significant portion of our equity securities by a single investor group; work stoppages; obligations under certain employee retirement benefit plans; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022, our quarterly reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

Manager – Investor Relations:

Pratham Dear

312.292.5033

investorinfo@ryerson.com